                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Crawford & Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                              (CRAWFORD(R) LOGO)

March 22, 2002

Dear Shareholder:

     You are cordially invited to attend the Company's 2002 Annual Meeting of Shareholders which will be held on Tuesday, April 30, 2002, beginning at 2:00 p.m. at the Company's headquarters, 5620 Glenridge Drive, N. E., Atlanta, Georgia.

     The official Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy are included with this letter and contain information about the meeting and the various matters on which the shareholders will act.

     As is our custom, a brief report will be made at this meeting on the Company's 2001 activities and the outlook for 2002. We hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that you sign and return your Proxy promptly, as your vote is important to the Company.

     On behalf of our Board of Directors, officers, and employees, we wish to thank you for your continued interest in and support of Crawford & Company.

                                         Sincerely,

                                         /s/ Archie Meyers, Jr.
                                         Archie Meyers, Jr.,
                                         Chairman

                                         /s/ Grover L. Davis
                                         Grover L. Davis,
                                         President and
                                         Chief Executive Officer

                               CRAWFORD & COMPANY
                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 2002
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the "Company") will be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Tuesday, April 30, 2002, at 2:00 p.m. local time, for the following purposes:

          1. To elect ten (10) Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

          2. To approve the appointment of Arthur Andersen LLP as independent auditors for the Company for the 2002 fiscal year; and

          3. To transact any and all other such business as may properly come before the meeting or any adjournment thereof.

     Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 22, 2002. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 1, 2002 will be entitled to vote at the meeting and any adjournment thereof.

                                                  By Order of The Board of
                                                  Directors,

                                                  /s/ Judd F. Osten

                                                  Judd F. Osten,
                                                  Secretary

Atlanta, Georgia
March 22, 2002

     IT IS IMPORTANT THAT YOUR SHARES OF CLASS B COMMON STOCK BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO BE PRESENT. ACCORDINGLY, IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE.

     PROXIES ARE NOT BEING SOLICITED WITH RESPECT TO THE SHARES OF CLASS A COMMON STOCK OF THE COMPANY.

                               CRAWFORD & COMPANY
                                 P.O. BOX 5047
                             ATLANTA, GEORGIA 30302
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 30, 2002

     This Proxy Statement and the accompanying Proxy are being mailed to shareholders of Class B Common Stock of Crawford & Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Class B Common Stock for use at the Annual Meeting of Shareholders to be held in the Home Office Building of the Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia, on Tuesday, April 30, 2002 at 2:00 p.m., local time, and any adjournment thereof. When the Proxy is properly executed and returned, the shares of Class B Common Stock it represents will be voted at the meeting and any adjournment thereof as directed by the shareholder executing the Proxy unless it is revoked. If no directions are given on the Proxy with respect to election of Directors, the shares represented by the Proxy will be voted for the below listed nominees and for the approval of the appointment of Arthur Andersen LLP to serve as independent auditors of the Company in 2002. Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by the execution of another Proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their Proxy and vote in person if they so desire.

     Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 1, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 24,697,172 shares of Class B Common Stock, each share being entitled to one vote. A majority of the issued and outstanding shares of Class B Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at such meeting. The Annual Report of the Company for the fiscal year ended December 31, 2001 is enclosed herewith. This Proxy Statement and the accompanying Proxy are being first mailed to Class B Common Stock shareholders on or about March 22, 2002.

     Additionally, for information only, this Proxy Statement is being mailed to shareholders of Class A Common Stock of the Company as of the Record Date. Shares of Class A Common Stock are not entitled to vote at the Annual Meeting of Shareholders. Accordingly, no proxy is being requested and no proxy should be sent with respect to such shares.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

     The By-Laws of the Company provide that the number of Directors which shall constitute the full Board of Directors shall be ten and the shareholders shall elect the Directors at each Annual Meeting. The Board of Directors has nominated the ten persons listed below as Directors, to hold office until the next Annual Meeting and until their successors are elected and qualified. Each nominee is a member of the present Board of Directors and was elected by the shareholders at the last Annual Meeting on April 24, 2001. If, at the time of the Annual Meeting, any of the nominees should be unable to serve, the persons named in the Proxy will vote for substitute nominees selected by the Board of Directors. The Company has no reason to believe that any of the nominees will not be available for election as a Director.

NOMINEE INFORMATION

     The following table gives certain information as to each person nominated by the Board of Directors for election as a Director:

                                              PRINCIPAL OCCUPATION                       DIRECTOR
        NAME           AGE                     AND DIRECTORSHIPS                           SINCE
        ----           ---                    --------------------                       --------
Forrest L. Minix       74    Retired Chairman and Chief Executive Officer of the           1973
                               Company.
J. Hicks Lanier        61    Chairman of the Board of Oxford Industries, Inc., a           1976
                               manufacturer of apparel products; Director of
                               Genuine Parts Company and West Point Stevens.
Charles Flather        68    Managing partner of Middlegreen Associates, Boston,           1978
                               Massachusetts, an investment management company;
                               Director of Asia Strategic Growth Fund, Inc.
Linda K. Crawford      59    Private investor.                                             1980
Jesse C. Crawford      53    President of Crawford Communications, Inc., a                 1986
                               full-service provider of teleproduction services
                               including audio/video production and post
                               production, multimedia title design, satellite
                               services, animation, and special effects.
Larry L. Prince        63    Chairman of the Board, Chief Executive Officer and            1987
                               Director of Genuine Parts Company, a service
                               organization engaged in automotive and industrial
                               parts and office products distribution; Director of
                               Equifax Inc., SunTrust Banks, Inc., John H. Harland
                               Co., and Southern Mills.
John A. Williams       59    Chairman of the Board, Chief Executive Officer, and           1996
                               Director of Post Properties, Inc., a real estate
                               management and development company.
E. Jenner Wood, III    50    Chairman of the Board, President and Chief Executive          1997
                               Officer of SunTrust Banks, Georgia; Director of
                               Oxford Industries, Inc., Cotton States Life
                               Insurance Co. and Georgia Power Company.
Archie Meyers, Jr.     64    Chairman of the Board of Directors of the Company             1998
Grover L. Davis        50    President and Chief Executive Officer of the Company          1999

     Mr. Minix was Chairman and Chief Executive Officer of the Company for more than five years before his retirement on January 1, 1996 and served as a Director until the 1998 Annual Meeting when he did not stand for re-election. He was elected as a Director by the Board of Directors on September 29, 1998 and additionally appointed Chairman and Chief Executive Officer. He retired on July 27, 1999. Mr. Wood was appointed to his present position in March, 2001; was appointed President in October, 2000; and for more than five years prior to that appointment served in executive management positions with SunTrust Banks. Mr. Meyers was elected a Director by the Board of Directors on September 29, 1998 and was additionally appointed President and Chief Operating Officer of the Company at that time. Upon Mr. Minix's retirement on July 27, 1999, he was appointed Chairman and Chief Executive Officer. He relinquished the Chief Executive Officer position to Mr. Davis on March 31, 2001 and previously served as President -- Claims Management Services for the Company from August, 1995 to March 31, 1998; as a consultant and operations supervisor for the Company from 1994 to August 1995; and Manager of the Company's Washington, D.C. branch office from 1977. Mr. Davis was appointed President and Chief Operating Officer of the Company and elected a Director on July 27, 1999. On March 31, 2001, he became Chief Executive Officer. For more than five years prior to that appointment, Mr. Davis served in management positions with the Company, and as Senior Vice President, Claims Management Services from November 1, 1998 until his appointment as President and Chief Operating Officer. The principal occupation or employment of each of the other nominees during the past five years has been as indicated in the above table.

     Linda K. Crawford is the widow of Jesse C. Crawford's brother.

STANDING COMMITTEES AND ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     The Board of Directors has three standing committees. The Executive Committee consists of Jesse C. Crawford as Chairman, and Forrest L. Minix, Archie Meyers, Jr., Grover L. Davis, Larry L. Prince, and E. Jenner Wood, III as members. The Audit Committee consists of Charles Flather as Chairman, and J. Hicks Lanier, Larry L. Prince and John A. Williams as members. The Senior Compensation and Stock Option Committee consists of J. Hicks Lanier as Chairman, with E. Jenner Wood, III, Linda K. Crawford and Charles Flather as members. The Board of Directors does not have a standing nominating committee.

     The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held four meetings during 2001.

     The Audit Committee makes recommendations concerning the engagement or discharge of the Company's independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of the Company's internal auditing procedures and the adequacy of its accounting controls, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, and considers the range of the independent auditor's audit and non-audit fees. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent. The Committee had adopted a written charter, approved by the Board of Directors, a copy of which was attached as Appendix A to the Proxy Statement for the April 24, 2001 Annual Meeting. The Audit Committee held two meetings during 2001.

     The Senior Compensation and Stock Option Committee formulates and approves salaries, grants of stock options and other compensation to the Chairman of the Board and, upon recommendation by the Chairman of the Board, salaries, grants of stock options and other compensation for all other Officers of the Company. The Senior Compensation and Stock Option Committee held three meetings during 2001.

     During 2001, the Board of Directors held four meetings. Each of the Company's Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and committees thereof of which such Director was a member.

COMPENSATION

     Each Director of the Company received a quarterly fee of $5,000, and $1,000 for each Board of Directors and Committee meeting attended during 2001. In addition, pursuant to the terms of the 1997 Non-Employee Director Stock Option Plan, each non-employee Director elected at the 2001 Annual Meeting received an option for 3,000 shares of the Company's Class A Common Stock at a price of $9.70 per share, the Fair Market Value of the Class A Common Stock on that date. The options are non-transferable; are exercisable at any time after grant; and lapse on the date the holder is no longer a Director, if that occurs on or before the fifth anniversary of the grant date, or otherwise on the tenth anniversary of the grant date.

SHAREHOLDER VOTE

     Each share of Class B Common Stock is entitled to cast an affirmative vote for up to ten (10) Director nominees. Cumulative voting is not permitted. The ten nominees for Director who receive the highest number of votes cast, in person or by proxy, at the Annual Meeting will be elected Directors. Negative votes or abstentions, including broker non-votes, will not be counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTORS.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information for the fiscal years ended December 31, 2001, 2000, and 1999, concerning compensation paid to or accrued by the Company for (A) those persons who were, at December 31, 2001,
(i) the Chief Executive Officer and (ii) the other four most highly compensated Executive Officers of the Company and (B) one other person who served as Chief Executive Officer of the Company during 2001 (hereinafter collectively referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                                                ---------------------
                                           ANNUAL COMPENSATION                         AWARDS
                             ------------------------------------------------   ---------------------      ALL OTHER
                                                               OTHER ANNUAL     SECURITIES UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)    OPTIONS/SAR (#)(1)          ($)(2)
---------------------------  ----   ----------   ---------   ----------------   ---------------------   ----------------
G. L. Davis................  2001    $476,952     $     0        $     0               202,000              $   818
  President and              2000     374,000      43,855              0                25,000                  875
  Chief Executive Officer    1999     247,667      30,873              0               105,000                1,018
Archie Meyers, Jr..........  2001     282,500           0              0                     0               81,984
  Chairman and former        2000     650,280      77,686              0                40,000               78,339
  Chief Executive Officer    1999     557,371      78,413         27,417               240,000               74,286
J. F. Giblin...............  2001     307,871           0              0                70,000                  680
  Executive Vice President   2000     280,855      23,262              0                10,000                  755
  Chief Financial Officer    1999     246,300      25,298              0                60,000                  890
J. A. McGee................  2001     267,540           0              0                10,000                1,016
  President                  2000     209,734      17,514              0                10,000                1,001
  U.S. Operations            1999     134,667           0              0               100,000                  875
J. T. Bowman...............  2001     279,527           0              0                13,000                  300
  President                  2000     222,000      61,268              0                 5,000                  300
  Crawford & Company         1999     185,900      20,959              0                 8,000                  408
  International, Inc.
J. F. Osten................  2001     275,992           0              0                68,000                1,422
  Executive Vice President   2000     256,851      21,555              0                10,000                  912
  General Counsel and        1999     245,893      24,731              0                 5,000                1,688
  Secretary

---------------

(1) Represents shares of the Company's Class A Common Stock.
(2) Represents the following amounts for 2001: (i) Mr. Davis: $500 Company contribution to the Company's Savings and Investment Plan and $318 premium payment on term life insurance; (ii) Mr. Meyers: $81,012 in retirement benefits and $972 premium payment on term life insurance; (iii) Mr. Giblin:
    $500 Company contribution to the Company's Savings and Investment Plan and $180 premium payment on term life insurance; (iv) Mr. McGee: $500 Company contribution to the Company's Savings and Investment Plan and $516 premium payment on term life insurance; (v) Mr. Bowman: premium payment on term life insurance; and (vi) Mr. Osten: $500 Company contribution to the Company's Savings and Investment Plan and $922 premium payment on term life insurance.

STOCK OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to the Named Executive Officers:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING
                                                                 UNEXERCISED        VALUE OF UNEXERCISED
                                                               OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/
                                                                 FY-END (#)          SARS AT FY-END ($)
                                                            ---------------------   ---------------------
                          SHARES ACQUIRED       VALUE           EXERCISABLE/            EXERCISABLE/
          NAME            ON EXERCISE (#)    REALIZED ($)     UNEXERCISABLE(1)        UNEXERCISABLE(1)
          ----            ----------------   ------------   ---------------------   ---------------------
G. L. Davis.............        None              $0                16,400                   $ 0
                                                                   425,700                     0
Archie Meyers, Jr.......        None               0                40,000                     0
                                                                   540,000                     0
J. F. Giblin............        None               0                74,850                     0
                                                                   238,900                     0
J. A. McGee.............        None               0                25,373                     0
                                                                   118,000                     0
J. T. Bowman............        None               0                25,373                     0
                                                                    72,900                     0
J. F. Osten.............        None               0                47,900                     0
                                                                   190,100                     0

---------------

(1) Represents the aggregate number of shares of Class A Common Stock covered by unexercised options at fiscal year end, and the aggregate difference between the exercise price and market value thereof at December 31, 2001 based on the closing price for the Class A shares on the New York Stock Exchange on that date, for those options that have an exercise price below the December 31, 2001 market value. The upper number relates to options exercisable at fiscal year end and the lower number relates to options which were not exercisable on that date.

STOCK OPTION GRANTS

     The following table provides information concerning the grant of stock options under the Company's 1997 Key Employee Stock Option Plan during the fiscal year ended December 31, 2001:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                         ------------------------------------------                   POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF        % OF TOTAL                                   ASSUMED ANNUAL RATES OF
                           SECURITIES        OPTIONS                                   STOCK PRICE APPRECIATION FOR
                           UNDERLYING       GRANTED TO     EXERCISE                           OPTION TERM(2)
                            OPTIONS         EMPLOYEES       PRICE     EXPIRATION   ------------------------------------
         NAME            GRANTED (#)(1)   IN FISCAL YEAR    ($/SH)       DATE      0% ($)      5% ($)        10% ($)
         ----            --------------   --------------   --------   ----------   ------   ------------   ------------
G. L. Davis............        2,000           0.18%        $10.00     1/30/11       $0     $     12,578   $     31,875
                             200,000          17.93          10.00     1/30/08        0          814,200      1,897,434
J. F. Giblin...........       20,000           1.79          10.00     1/30/11        0          125,779        318,749
                              50,000           4.48          10.00     1/30/08        0          203,550        474,359
J. A. McGee............       10,000           0.90          10.00     1/30/11        0           62,890        159,374
J. T. Bowman...........       13,000           1.17          10.00     1/30/11        0           81,756        207,187
J. F. Osten............       18,000           1.61          10.00     1/30/11        0          113,201        286,874
                              50,000           4.48          10.00     1/30/08        0          203,550        474,359
All shareholders(3)....                                                                     $313 Million   $793 Million

---------------

(1) Options granted are with respect to the Company's Class A Common Stock and become exercisable twenty percent (20%) each year commencing on the first anniversary of the option grant date, except the options with 1/30/08 expiration dates which become exercisable at the earlier of (A) when the average of the Class A Common Stock price for ten consecutive trading days reaches $14.00 per share, or (B) January 30, 2007.
(2) The "Annual Rates of Stock Price Appreciation" set forth in the table are mandated by the rules of the Securities and Exchange Commission. The Company gives no assurance that these or any other rates of appreciation can or will be achieved over the option terms. However, any rates of appreciation that are achieved will benefit all holders of the Company's Common Stock.
(3) Represents the increase in the aggregate market value of the Company's outstanding Class A and Class B Common Stock at December 31, 2001, assuming a 5% and 10% annual rate of appreciation in the respective stock prices over the ensuing ten (10) years.

PENSION PLANS

     The following table indicates estimated annual retirement benefits on a straight line annuity basis payable following retirement at age 65 to participants at the specified compensation and period of service classifications under the Company's defined benefit pension plans:

                               PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
                                     --------------------------------------------------------------------------
           REMUNERATION                 15         20         25         30         35         40         45
           ------------              --------   --------   --------   --------   --------   --------   --------
$125,000...........................  $ 37,500   $ 50,000   $ 62,500   $ 75,000   $ 87,500   $100,000   $112,500
 150,000...........................    45,000     60,000     75,000     90,000    105,000    120,000    135,000
 175,000...........................    52,500     70,000     87,500    105,000    122,500    140,000    157,500
 200,000...........................    60,000     80,000    100,000    120,000    140,000    160,000    180,000
 225,000...........................    67,500     90,000    112,500    135,000    157,500    180,000    202,500
 250,000...........................    75,000    100,000    125,000    150,000    175,000    200,000    225,000
 300,000...........................    90,000    120,000    150,000    180,000    210,000    240,000    270,000
 400,000...........................   120,000    160,000    200,000    240,000    280,000    320,000    360,000
 500,000...........................   150,000    200,000    250,000    300,000    350,000    400,000    450,000
 600,000...........................   180,000    240,000    300,000    360,000    420,000    480,000    540,000
 700,000...........................   210,000    280,000    350,000    420,000    490,000    560,000    630,000
 800,000...........................   240,000    320,000    400,000    480,000    560,000    640,000    720,000

     The Company maintains a non-contributory Retirement Plan for the benefit of substantially all of the domestic employees of the Company. The Retirement Plan provides for annual retirement benefits at Normal Retirement Age (65) equal to 2% of the participant's total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Additionally, the Company maintains an unfunded Supplemental Executive Retirement Plan for certain Executive Officers to provide benefits that would otherwise be payable under the Retirement Plan but for limitations placed on covered compensation and benefits under the Internal Revenue Code. Credited years of service under the Retirement Plan for Messrs. Davis, Meyers, Giblin, McGee and Osten are 25, 42, 12, 24, and 11, respectively. Mr. Bowman does not participate in the Retirement Plan.

               REPORT OF THE SENOR COMPENSATION AND STOCK OPTION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Senior Compensation and Stock Option Committee (the "Committee") of the Board of Directors, composed of the Directors whose names are listed below this report. The fundamental philosophy of the Committee is to ensure that the compensation programs of the Company will attract and retain key executives critical to its long-term success through the establishment of a performance-oriented environment that rewards the achievement of strategic management goals, with the attendant enhancement of shareholder value.

     There are three elements in the Company's executive compensation program, all related to individual and Company performance.

     - Base Salary Compensation

     - Annual Incentive Compensation

     - Long-term Incentive Compensation

BASE SALARY COMPENSATION

     The Company has established a comprehensive Wage and Salary Administration Policy applicable to the Company and its domestic subsidiaries. This Policy includes a program for grading each position, including those of the domestic Executive Officers of the Company, to insure internal equity. Additionally, the Policy sets forth grade levels and salary ranges for those grade levels, and provides for annual merit increases tied to individual job performance as measured through annual performance reviews. Based on published national surveys, the Company annually establishes merit increase budgets as a percent of current salaries and any increases in salary ranges for the next fiscal year. Generally, the Company is at the midpoint of projected merit salary increases and salary range adjustments as reflected in the national surveys, with some adjustment up or down depending on prior year pre-tax earnings and revenues of the Company. Consistent with the overall merit increase percentage, the Company establishes guidelines for individual salary adjustments based on the individual's performance rating.

     The Committee initially establishes and reevaluates the salary of the Chief Executive Officer on an annual basis. In re-evaluating the base salary for the Chief Executive Officer, the Committee looks primarily at the pre-tax earnings of the Company in the preceding fiscal year as compared to the prior fiscal year. It also takes into account unusual circumstances which may have impacted that performance which were not within the control of the Company or its Executive Officers, the increases in the base salaries of other employees of the Company, and the Committee's assessment of the personal performance of the Chief Executive Officer during the preceding year. For the 2001 fiscal year, the Committee increased the annual base salary of Mr. Meyers, then Chief Executive Officer, by 5% to $651,000 per annum. Effective April 1, 2001, Mr. Davis became Chief Executive Officer, and his base salary was set at $475,000 per annum. At that time the base salary for Mr. Meyers, who continued as Chairman of the Board, was reduced to $125,000 per annum.

ANNUAL INCENTIVE COMPENSATION

     Under the Company's 1996 Incentive Compensation Plan, which covers all domestic key employees of the Company (other than the Chief Executive Officer), at the beginning of each fiscal year the Committee establishes pre-tax earnings and revenues thresholds, as well as targeted pre-tax earnings. A bonus pool is created for sales and marketing key employees based principally on increases in revenues above the threshold amount, while the bonus pool for other participants is based primarily on growth in pre-tax earnings from the threshold amount up to the targeted pre-tax earnings. The bonus pool is allocated by the Chief Executive Officer to the business units and staff departments based on his assessment of performance of the business unit and staff participants, and to each individual participant by the business unit or staff manager based on the individual's personal performance. The Chief Executive Officer establishes the bonuses for his direct reports.

     The Committee sets the bonus for the Chief Executive Officer, based primarily on pre-tax earnings and the bonuses paid under the 1996 Incentive Compensation Plan, as a percentage of salary, to the other Executive Officers of the Company. Historically, the Chief Executive Officer's bonus, as a percentage of his base salary, has been higher than the average paid to the other Executive Officers, expressed as a percentage of their base salaries. The Chief Executive Officer elected not to distribute bonuses to any of the Company's Executive Officers for 2001 and requested that the Committee not consider him for a bonus for the year.

LONG-TERM INCENTIVE COMPENSATION

     Under the Company's 1997 Key Employee Stock Option Plan, officers and other key employees of the Company are granted options by the Committee to purchase shares of the Company's Class A Common Stock. The exercise price for all options granted is set at the market price of the Company's Class A Common Stock on the date of the option grant and, to the extent permissible under the relevant provisions of the Internal Revenue Code, the options granted under the Plan are generally statutory "Incentive Stock Options". The Committee typically reviews and acts upon the recommendations of the Chief Executive Officer for the grant of options, on a discretionary basis, annually to the Company's other officers and key employees. The number of shares of the Company's Class A Common Stock covered by such options is generally based upon the grade level of the officer or other key employee's position, with adjustments for extraordinary performance, but without regard to the individual's stock ownership or the number of options previously granted. In 2001, as part of the annual grant, the Committee granted an option to Mr. Davis covering 2,000 shares and in connection with his becoming Chief Executive Officer, granted him an additional option on 200,000 shares of the Company's Class A Common Stock.

                                          J. HICKS LANIER
                                          E. JENNER WOOD, III
                                          LINDA K. CRAWFORD
                                          CHARLES FLATHER

                          STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of March 1, 2002, as to shares of Class A and Class B Common Stock beneficially owned by each current Director or nominee for election as a Director, each of the Named Executive Officers, and all current Directors and Executive Officers as a group. As of March 1, 2002, 23,843,480 shares of Class A Common Stock and 24,697,172 shares of Class B Common Stock were outstanding.

                                                                                     PERCENT OF
                                                       AMOUNT AND NATURE OF         TOTAL SHARES
                                                     BENEFICIAL OWNERSHIP(1)       OUTSTANDING(2)
                                                     ------------------------    ------------------
                       NAME                           CLASS A       CLASS B      CLASS A    CLASS B
                       ----                          ----------    ----------    -------    -------
Linda K. Crawford(3)(4)............................  2,311,465     3,906,736       9.7%      15.8%
J. Hicks Lanier(3).................................     30,037         3,037        --         --
Charles Flather(3).................................     32,062         5,062        --         --
Jesse C. Crawford(3)(6)............................  4,660,538     2,223,530      19.6        9.0
Larry L. Prince(3)(5)..............................     28,125         1,125        --         --
John A. Williams(3)................................     27,000         1,500        --         --
E. Jenner Wood, III(3)(5)..........................     27,750            --        --         --
Forrest L. Minix(7)................................    133,119       123,072        --         --
Archie Meyers, Jr.(8)..............................     58,954           100        --         --
Grover L. Davis(9).................................     26,623            --        --         --
John F. Giblin(10).................................     90,955         3,000        --         --
James A. McGee(11).................................      6,000            --        --         --
Jeffrey T. Bowman(12)..............................     34,295            --        --         --
Judd F. Osten(13)..................................     71,050            --        --         --
All Directors and Executive Officers as a Group
  (19 persons)(14).................................  7,665,950     6,268,246      31.7       25.4
                                                     ---------     ---------      ----       ----

---------------

 (1) Except as otherwise indicated in the following footnotes, the persons possessed sole voting and investment power with respect to all shares set forth opposite their names.
 (2) Except where a percentage is specified, the person's ownership represents less than 1% of the outstanding shares.
 (3) Includes 27,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2002.
 (4) See Notes (2), (3), and (4) to table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Linda K. Crawford include 1,231,342 shares which are held in three trusts for the benefit of two daughters of Linda K. Crawford. Under the terms of one of these trusts, holding an aggregate of 65,580 shares of Class A Common Stock, Linda K. Crawford and another individual share investment power. Under the terms of the other two trusts, holding an aggregate of 1,165,762 shares of Class A Common Stock, Linda Crawford has sole voting authority but has no investment authority. Linda K. Crawford disclaims any beneficial interest in any of the shares of Class A Common Stock held in these trusts. Included in the shares shown as beneficially owned by Linda K. Crawford are 975,921 shares of Class A Common Stock held in trust for her benefit. Under the terms of this trust, Linda K. Crawford has sole voting and investment power with respect to the shares held in the trust. In addition to the above, Linda K. Crawford has sole voting and investment power with respect to 77,202 shares of Class A Common Stock shown as beneficially owned by her.
 (5) Mr. Prince is a director of SunTrust Banks, Inc. Mr. Wood is Chairman, President and Chief Executive Officer of SunTrust Banks, Georgia. Messrs. Prince and Wood disclaim any beneficial ownership in shares held by SunTrust Banks, Inc. or any of its banking subsidiaries, which shares are not reflected in

                                                (footnotes continued on page 10)
     the table. See "Information With Respect to Certain Business Relationships" and "Security Ownership of Certain Beneficial Owners."
 (6) See Note (7) to the table set forth under "Security Ownership of Certain Beneficial Owners" below with respect to the Class B Common Stock. The shares of Class A Common Stock shown as beneficially owned by Jesse C. Crawford include 1,212,083 shares attributable to him as a general and limited partner of Crawford Partners, L.P.
 (7) Includes 6,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2002.
 (8) Includes 40,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2002.
 (9) Includes 24,100 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2002.
(10) Includes 84,850 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2002.
(11) Includes 6,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2002.
(12) Includes 31,123 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2002.
(13) Includes 71,050 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2002.
(14) Includes 244,665 shares of Class A Common Stock and 2,446,759 shares of Class B Common Stock as to which voting or investment power is shared; 565,153 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2002; and 1,231,342 shares of Class A Common Stock and 2,446,759 shares of Class B Common Stock as to which beneficial ownership is disclaimed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning each person known to the Company to be the "beneficial owner", as such term is defined by the rules of the Securities and Exchange Commission ("SEC"), of more than 5% of the outstanding shares of Class B Common Stock of the Company as of March 1, 2002:

                                                                                PERCENT OF
                                                   AMOUNT AND NATURE OF        TOTAL SHARES
NAME AND ADDRESS                                   BENEFICIAL OWNERSHIP        OUTSTANDING
----------------                                   --------------------        ------------
SunTrust Bank....................................       14,943,229(1)              60.5%
  One Park Place, N.E.
  Atlanta, Georgia 30303
Estate of Virginia C. Crawford...................        8,052,295                 32.6%
  c/o SunTrust Bank
  55 Park Place
  Atlanta, Georgia 30303
Linda K. Crawford................................        3,906,736(2)(3)(4)        15.8%
  1198 Longcourte Dr., N.W.
  Atlanta, Georgia 30327
Wachovia Bank of Georgia.........................        3,874,534(2)(3)(4)(5)     15.7%
  191 Peachtree St., N.E.
  Atlanta, Georgia 30303
Frank L. Wilson, III.............................        3,729,437(6)              15.1%
  2849 Paces Ferry Rd.
  Atlanta, Georgia 30339

                                                                                PERCENT OF
                                                   AMOUNT AND NATURE OF        TOTAL SHARES
NAME AND ADDRESS                                   BENEFICIAL OWNERSHIP        OUTSTANDING
----------------                                   --------------------        ------------
Crawford Partners, L.P...........................        2,414,636(1)               9.8%
  55 Park Place
  Atlanta, Georgia 30303
Jesse C. Crawford................................        2,223,530(7)               9.0%
  Crawford Communications, Inc.
  3845 Pleasantdale Rd.
  Atlanta, Georgia 30340

---------------

 (1) The shares are held by one or more bank subsidiaries of SunTrust Bank in various fiduciary and agency capacities. SunTrust Bank has sole voting power with respect to 6,453,466 of such shares. SunTrust Bank has sole investment power with respect to 6,452,566 of such shares and shares investment power with respect to 8,490,663 of such shares. SunTrust Bank disclaims any beneficial interest in any such shares. Included are all of the shares shown as beneficially owned by Crawford Partners, L.P.
 (2) The shares shown as beneficially owned by Linda K. Crawford and Wachovia Bank of Georgia include 66,895 shares which are held in a trust established for the benefit of one of the children of Robert C. Crawford. Under the terms of this trust, Wachovia Bank of Georgia and another individual share voting power with respect to the shares held by such trust, and Linda K. Crawford and another individual share investment power with respect thereto. Linda K. Crawford disclaims any beneficial interest in any of these shares held in trust.
 (3) Included in the shares shown as beneficially owned by Linda K. Crawford and Wachovia Bank of Georgia are 1,382,775 shares which are held in trust for the benefit of Linda K. Crawford. Under the terms of this trust, Linda K. Crawford has sole voting and investment power with respect to the shares held in the trust. Wachovia Corporation and Wachovia Bank of Georgia disclaim any beneficial interest in any of these shares. Linda K. Crawford has sole voting and investment power with respect to 77,202 shares shown as beneficially owned by her.
 (4) The shares shown as beneficially owned by Linda K. Crawford and Wachovia Bank of Georgia include 2,379,864 shares which are held in three trusts for the benefit of two children of Linda K. Crawford, all of which shares are held in trusts under which Wachovia Bank of Georgia and Frank L. Wilson, III are co-trustees, under the terms of which trusts Linda K. Crawford has sole voting power and Wachovia Bank of Georgia and Frank L. Wilson, III share investment power. Linda K. Crawford disclaims any beneficial interest in any of these shares held in Trust.
 (5) All of the shares are held in trusts for the benefit of Linda K. Crawford and her daughters. Wachovia Bank of Georgia has shared voting power with respect to 145,097 of such shares. Wachovia Bank of Georgia disclaim any beneficial interest in any of these shares.
 (6) The shares shown as beneficially owned by Frank L. Wilson, III are all shares held in trusts for the benefit of Linda K. Crawford or the daughters of Linda K. Crawford, with respect to which Frank L. Wilson, III is a trustee. Frank L. Wilson, III disclaims any beneficial interest in any of the shares held in these trusts.
 (7) The shares shown as beneficially owned by Jesse C. Crawford include 341,430 shares attributable to him as a general and limited partner of Crawford Partners, L.P.

           INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS

     SunTrust Bank holds 14,943,229 shares of Class B Common Stock of the Company as of March 1, 2002. See "Stock Ownership Information -- Security Ownership of Certain Beneficial Owners." SunTrust Bank exercises voting authority with respect to shares of Class B Common Stock held in fiduciary capacities. The Company also maintains a normal commercial banking relationship with SunTrust Bank, which serves as trustee for the Crawford & Company Retirement Plan and the Crawford & Company Employee Disability Income Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and greater than ten percent (10%) beneficial owners of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports are required, the Company believes that, during the year ending December 31, 2001, all of its officers, directors and greater than ten percent beneficial owners complied with applicable filing requirements.

                 FIVE YEAR COMPARATIVE STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative return on the Company's Class B Common Stock against the cumulative total return on (i) the Standard & Poors Composite 500 Stock Index and (ii) the Standard & Poors
Insurance -- Property and Casualty Index for the five year period commencing January 1, 1997 and ended December 31, 2001:

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                             1996      1997      1998      1999      2000      2001
-------------------------------------------------------------------------------------
 Crawford & Company
  (Class B)                 100.00    137.43    106.88     98.56     88.51     94.57
 S&P 500 Index              100.00    133.36    171.48    207.56    188.66    166.24
 S&P Property-Casualty
  Insurance Index           100.00    145.47    135.35    100.90    157.14    144.50

---------------

This total shareholders' return model assumes reinvested dividends.
Prepared by Standard & Poor's Compustat Services, a division of McGraw-Hill,
Inc.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Arthur Andersen LLP has been selected by the Audit Committee and Board of Directors to serve as independent auditors for the Company for the year 2002. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the Board of Directors has decided, as in the past, to ask the Company's shareholders to ratify this appointment. Despite the selection of Arthur Andersen LLP as the Company's independent auditors and the ratification by the shareholders of that selection, the Board of Directors has the power at any time to select another auditor for 2002, without further shareholder action. A representative of Arthur Andersen LLP will be present at the meeting and will be given an opportunity to make a statement, if he desires, and to respond to questions. In addition, a report of the Audit Committee in connection with the independence of the auditors, as well as other matters, follows the Board's recommendation on this matter below.

FEES PAID TO ARTHUR ANDERSEN LLP

     In addition to performing the audit of the Company's consolidated financial statements, Arthur Andersen LLP provides various other services to the Company and its foreign and domestic subsidiaries. Arthur Andersen LLP has advised the Company that it has billed or will bill the Company the below indicated amounts for the following categories of services for the year ended December 31, 2001:

Audit of the Company's annual financial statements for the
  year ended December 31, 2001 and for reviews of the
  financial statements included in the Company's quarterly
  reports on Form 10-Qs for that fiscal year................              $402,298
All other services:
     Audit related fees*....................................   $273,730
     Other fees.............................................    250,302
     Total all other services...............................              $524,032

---------------

* Audit related fees include statutory audits of subsidiaries, benefit plan audits, acquisition due diligence, accounting consultation, and various attest services under professional standards.

     Arthur Andersen LLP advises it did not provide any services related to financial information systems design and implementation during 2001.

SHAREHOLDER VOTE

     The proposal to ratify the appointment of Arthur Andersen LLP to serve as independent auditors for the year 2002 will be adopted if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification. Votes cast against and abstentions on this matter will be counted as votes against the matter. Broker non-votes will not change the number of votes cast for or against the matter. If the shareholders do not ratify the selection of Arthur Andersen LLP, the selection of the independent auditors for 2002 will be determined by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2002.

                             AUDIT COMMITTEE REPORT

     In fulfilling its responsibilities to review the Company's financial reporting process, the Audit Committee (the "Committee") has reviewed and discussed with the Company's management and the independent auditors the audited financial statements to be contained in the 2001 Annual Report on SEC Form 10-K. Management is responsible for the financial statements and the reporting process, including the system of internal controls. Independent auditors are responsible for expressing an opinion on the conformity to those audited financial statements with accounting principles generally accepted in the United States.

     The Committee discussed with the independent auditors the matters required to be discussed by Statement on Audit Standards No. 61, Communications with Audit Committee, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In determining the independence of the auditors, the Committee has considered, among other matters, whether the provision of services, other than those related to the audit of the Company's annual financial statements, is compatible with maintaining the auditors' independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          CHARLES FLATHER
                                          J. HICKS LANIER
                                          LARRY L. PRINCE
                                          JOHN A. WILLIAMS

                                   FORM 10-K

     The Crawford & Company Annual Report on Form 10-K for 2001, filed with the Securities and Exchange Commission, is available free of charge upon written request to the Secretary, Crawford & Company, P.O. Box 5047, Atlanta, Georgia 30302.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal to be presented at the 2003 Annual Meeting of the Shareholders must be received by the Company no later than November 27, 2002 for inclusion in the proxy statement for that meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934 and the By-laws of the Company, the Board of Directors may exercise discretionary voting authority at the 2003 Annual Meeting under proxies it solicits to vote on a proposal made by a shareholder that the shareholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal prior to November 27, 2002 and the shareholder satisfies the other requirements of Rule 14a-4(c).

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Shareholders held on April 24, 2001 will be presented at the meeting, but it is not intended that action taken under the Proxy will constitute approval of the matters referred to in such minutes. The Board of Directors knows of no other matters to be brought before the meeting. If any other matters come before this meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail or by mail by one or more employees of the Company. The Company may also reimburse brokers, banks, nominees or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to their principals, the beneficial owners of the Company's Class A or Class B Common Stock.

March 22, 2002

                               CRAWFORD & COMPANY
                                     PROXY
    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 30, 2002. THIS PROXY IS
                      SOLICITED BY THE BOARD OF DIRECTORS.

   The undersigned hereby appoints G.L. Davis, J.F. Giblin and J. F. Osten, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Crawford & Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Crawford & Company to be held in the Home Office Building of Crawford & Company, 5620 Glenridge Drive, N.E., Atlanta, Georgia on April 30, 2002 at 2:00 P.M., and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. Said proxies are directed to vote on the matters described in the accompanying Proxy Statement as follows, and otherwise in their discretion:

1. Proposal to elect the ten (10) nominees listed below as Directors (except as indicated to the contrary below).

   [ ] FOR all nominees listed below (except as indicated to the        [ ]  WITHHOLD AUTHORITY to vote for all nominees
       contrary)                                                             listed below

       NOMINEES: Minix, Lanier, Flather, L. K. Crawford, J. C. Crawford, Prince, Williams, Wood, Meyers, Davis.
       (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name of nominee in the space provided below)

--------------------------------------------------------------------------------

2. Proposal to approve the appointment of Arthur Andersen LLP as the independent auditors of the Company for the 2002 fiscal year.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

  THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF NO DIRECTION IS INDICATED,
                    WILL BE VOTED "FOR" THE ABOVE PROPOSALS.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated March 22, 2002.

                                                Dated: -------------------, 2002

                                                --------------------------------

                                                --------------------------------
                                                    Signature of Shareholder

                                                IMPORTANT: Please date this
                                                Proxy and sign exactly as your
                                                name or names appear hereon. If
                                                shares are held jointly,
                                                signatures should include both
                                                names. Executors,
                                                administrators, trustees,
                                                guardians and others signing in
                                                a representative capacity,
                                                please give your full title. If
                                                a corporation, please sign in
                                                full corporate name by President
                                                or other authorized officer. If
                                                a partnership, please sign in
                                                partnership name by authorized
                                                person.